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                                                                   EXHIBIT 10.12


                                                  As Amended on April 13, 1999


                             THE TJX COMPANIES, INC.

                1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


1. PURPOSE

      The purpose of this 1993 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of The TJX Companies, Inc. (the "Company") by increasing the proprietary interest in the Company of non-employee members of the Company's Board of Directors by providing a portion of their compensation in options to acquire shares ("Shares") of the Company's common stock ("Common Stock").

2. ADMINISTRATION

      The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to administer the issuance of options granted in accordance with the formula set forth in this Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under
Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

3. EFFECTIVE DATE AND TERM OF PLAN

      The Plan shall become effective on the date approved by the shareholders of the Company. No option shall be granted under the Plan after the day of the annual meeting of stockholders held in 2002, but options previously granted may extend beyond that date.
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4. SHARES SUBJECT TO THE PLAN

      (a) NUMBER OF SHARES. The maximum number of Shares that may be delivered upon the exercise of options granted under the Plan shall be 200,000. If any option granted under the Plan terminates without having been exercised in full, the number of Shares as to which such option was not exercised shall be available for future grants within the foregoing limit.

      (b) SHARES TO BE DELIVERED. Shares delivered under the Plan after April 7, 1998 shall be previously issued Shares acquired by the Company and held in treasury. No fractional Shares shall be delivered under the Plan.

      (c) CHANGES IN STOCK; RESTRUCTURING, ETC. In the event of a stock dividend, stock split or combination of shares, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction affecting the Common Stock, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee may deem appropriate, and the number of shares issuable pursuant to any option theretofore granted (whether or not then exercisable) and/or the option price per share of such option shall be subject to such adjustment as the Committee may deem appropriate with a view toward preserving the value of such option.

5. ELIGIBILITY FOR OPTIONS

      Directors eligible to receive options under the Plan ("Non-Employee Directors") shall be those directors who are not present or former employees of the Company or of any subsidiary of the Company.

6. TERMS AND CONDITIONS OF OPTIONS

      (a) NUMBER OF OPTIONS (REFLECTS 2 FOR 1 STOCK SPLIT EFFECTIVE JUNE, 1998).

      In addition to options granted prior to the amendment of the Plan on April 13, 1999, on the date of each subsequent annual meeting, each Non-Employee Director who has served since at least the previous annual meeting and is continuing in office and each newly elected Non-Employee Director shall be awarded an option covering 4,000 Shares. For purposes of this paragraph, each Non-Employee Director elected to office by the Board since the then last annual meeting shall be treated as a newly elected Non-Employee Director.

      (b) EXERCISE PRICE. The exercise price of each option shall be 100% of the fair market value per Share at the time the option is granted. In no event, however, shall the option price be less, in the case of an original issue of authorized stock, than par value per share. For


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purposes of this paragraph, the fair market value of a Share on any date shall be the last sale price of a share of Common Stock on such day as reflected in the New York Stock Exchange Composite Transactions Index or, if there was no such reported price on such day, the latest day prior thereto on which there was such a reported price.

      (c) DURATION OF OPTIONS. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the option was granted.

      (d) EXERCISE OF OPTIONS.

      (1) Each option shall become exercisable to the full extent of all Shares covered thereby one year after the date of the grant.

      (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of Shares for which the option is exercised.

      (3) If tax withholding is required under applicable federal, state or local tax laws, the Committee may withhold from the number of Shares otherwise issuable to the individual upon exercise a number of Shares with a fair market value equal to any federal, state or local withholding tax requirements due upon the exercise of the option.

      (4) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

      (e) PAYMENT FOR AND DELIVERY OF SHARES. Shares purchased under the Plan shall be paid for as follows: (i) by certified or bank check or other instrument or means acceptable to the Committee (in accordance with guidelines established for this purpose), (ii) through the delivery of shares of Company common stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iv) by any combination of the permissible forms of payment.


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      An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

      The Company shall not be obligated to deliver any Shares (1) until, in the opinion of the Company's counsel, all applicable federal, state and foreign laws and regulations have been complied with, and (2) if the Company's common stock outstanding is at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (3) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

      (f) NONTRANSFERABILITY OF OPTIONS. No option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an option may be exercised only by him or her.

      (g) DEATH AND DISABILITY OF A DIRECTOR. Upon the death or disability (as determined by the Committee) of any director granted options under this Plan, all options not then exercisable shall terminate. All options held by the director that are exercisable immediately prior to such event may be exercised by such director or by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within three years after such event. After completion of that three-year period, such options shall terminate to the extent not previously exercised. Notwithstanding the foregoing, options held by a director who dies in the third year following such disability shall remain exercisable for one year following death. In no event shall any option referred to in this paragraph 6(g) be exercisable beyond its stated term, if earlier.

      (h) RETIREMENT OF A DIRECTOR. Options granted under this Plan prior to April 13, 1999 shall terminate at the time of a director's Retirement (as defined below) to the extent not then exercisable. Options granted under this Plan on or after April 13, 1999 which are held by a director at his or her Special Service Retirement (as defined below), to the extent not then fully exercisable, shall continue to become exercisable during the post-retirement exercise period described below as though such director had remained a director during such period, or on such accelerated basis as the Committee shall at any time determine. Unless terminated in accordance with the foregoing, each option held by a director at the time of his or her Retirement or Special Service Retirement may thereafter be exercised (to the extent exercisable) for a period of three years from the date of such retirement or until the expiration of the stated term of the option, if earlier. The death of a director during the final year of such exercise period shall extend such period for one year following death or until the expiration of the stated term of the option, if earlier. As used herein, "Retirement" shall mean retirement


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from the Board after attaining age 65 with at least 10 years of service as a director. "Special Service Retirement" shall mean retirement from the Board after attaining age 65 with at least 10 years of service as a director or after attaining age 60 with at least 20 years of service as a director.

      (i) OTHER TERMINATION OF STATUS OF DIRECTOR. If a director's service with the Company terminates for any reason other than death, disability, Retirement or Special Retirement as specified in paragraph 6(g) or 6(h), all options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (or six months in the case of options granted after April 8, 1998), but not beyond their stated term if earlier. After completion of such three-month or six month period, such options shall terminate to the extent not previously exercised, expired or terminated.

      (i) MERGERS, ETC. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale of all or substantially all assets or a dissolution or liquidation of the Company, all options hereunder will terminate; provided, that 20 days prior to the effective date of any such merger, consolidation, sale, dissolution, or liquidation, all options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable.

7. EFFECT, TERMINATION AND AMENDMENT

      The Committee may at any time terminate the Plan as to any further grants of options. The Board may at any time or times amend the Plan for any purpose which may at the time be permitted by law; provided, that except to the extent expressly required or permitted by the Plan, no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Rule 16b-3.


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